Exhibit 10.94

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (as the same may hereafter be amended, supplemented, restated or otherwise modified, this “Shareholders Agreement”) is entered into as of this 3rd day of November, 2008 by and among (a) “KENNEDY-WILSON, INC., a Delaware corporation (together with any successors and assigns who become such in accordance herewith, the “Company”), (b) THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (together with its successors and assigns, “Guardian”) and (c) each Person holding Securities of the Company listed on Schedule 1 hereto and each other Person who becomes a party hereto pursuant to Section 7.5 hereof (together with Guardian, collectively, the “Shareholders”).

RECITALS

A.                                   The Company is a party to that certain Securities Purchase Agreement, dated as of October 31, 2008 (the “Securities Purchase Agreement”), by and among the Company and Guardian pursuant to which the Company has agreed to issue and sell $30,000,000.00 aggregate principal amount of its 7% Convertible Subordinated Notes due November 3, 2018 (the “Notes”).

B.                                     The Company has issued to the Shareholders, either directly or indirectly, the number of shares of Preferred Stock, Common Stock or other Securities set forth opposite their respective names on Schedule 1 attached hereto.

C.                                     To induce Guardian to enter into the Securities Purchase Agreement and consummate the transactions contemplated therein, the Company and the Shareholders have agreed to enter into this Shareholders Agreement with Guardian to create and define certain rights as among and between themselves as further specified herein.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Company, Guardian and the Shareholders mutually agree as follows.

1.                                       DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement. As used in this Shareholders Agreement, the following terms have the following meanings:

(a)                                  “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company, or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

(b)                                 “Board of Directors” means the board of directors (or similar governing body) of the Company.

(c)                                  “Business Day” means any day, other than a Saturday or Sunday or a national or California state holiday or a day on which banking institutions in the States of California and New York are authorized or obligated by law, regulation or executive order to close.

(d)                                 “Common Stock” means the Common Stock of the Company, $.01 par value.

(e)                                  “Convertible Securities” means any securities or other instruments that are convertible into or exercisable or exchangeable for Common Stock, including the Notes.

(f)                                    “Family Group” means (a) the parents, spouse and descendants (by birth or adoption) of a Shareholder, (b) any custodian of a custodianship for and on behalf of a Stockholder or his or her parents, spouse or descendants (by birth or adoption), (c) any trustee of a trust solely for the benefit of a Shareholder or his or her parents, spouse or descendants (by birth or adoption) or (d) any limited partnership solely for the benefit of a Shareholder or his or her parents, spouse or descendants (by birth or adoption).

(g)                                 “Fully-Diluted Basis” shall mean the number of shares of Common Stock which would be outstanding, as of the date of computation, if all vested and outstanding Purchase Rights and Convertible Securities had been converted, exercised or exchanged; provided, however, that any Purchase Rights and Convertible. Securities which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully-Diluted Basis.

(h)                                 “McMorrow” means William J. McMorrow.

(i)                                     “Permitted Transfer” means a Transfer of Securities:

(i)                                     between any Shareholder who is a natural person and such Shareholder’s Family Group (whether inter vivos or upon death); provided, however, that, prior to any such Transfer, the Shareholder must demonstrate to the reasonable satisfaction of the Company and Guardian that the Shareholder will retain, until his death, all rights to vote and Transfer the Securities that are proposed to be Transferred to such Shareholder’s Family Group;

(ii)                                  by a Shareholder who is a natural person and who is deceased or adjudicated incompetent to the personal representative of such Shareholder;

(iii)                               by the personal representative of a Shareholder who is a natural person and who is deceased or adjudicated incompetent to such Shareholder’s Family Group; and

(iv)                              by a Shareholder that is not a natural person to Affiliates of such Shareholder; provided, however, that, prior to any such Transfer, the Shareholder must demonstrate to the reasonable satisfaction of the Company and Guardian that the Shareholder will retain all rights to vote and Transfer the Securities that are proposed to be Transferred to such Shareholder’s Affiliates.

Notwithstanding the foregoing, no Permitted Transfer shall be effective unless and until the transferee of the Securities so Transferred, if such transferee is not a party to this Shareholders Agreement, executes and delivers to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A.

(j)                                     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or governmental authority.

(k)                                  “Preferred Stock” means shares of the Company which shall be entitled to preference or priority over any other shares of the Company in respect of either the payment of dividends or the distribution of assets upon liquidation.

(l)                                     “Purchase Rights” means options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities.

(m)                               “Purchaser Securities” means the Notes and the shares of Common Stock issuable upon the conversion of the Notes in accordance with the terms of the Notes.

(n)                                 “Securities” or “Security” means Common Stock, Preferred Stock, Convertible Securities, Purchase Rights and any other shares of capital stock or equity interests of the Company, whether or not issued or outstanding on the date of this Shareholders Agreement.

(o)                                 “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

(p)                                 “Spousal Consent” means a consent by a spouse of a Shareholder or prospective holder of Securities in the form set forth in Exhibit B.

(q)                                 “Subsidiary” or “Subsidiaries” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

(r)                                    “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

(s)                                  “Voting Stock” means capital stock (or other equity interests) of any class or classes of the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of the Company or which permit the holders thereof to control the management of the Company.

2.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Shareholders and Guardian as follows:

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 The Company has full corporate power and corporate authority to make, execute, deliver and perform this Shareholders Agreement and to carry out all of the transactions provided for herein without the need for the consent of any other Person.

(c)                                  This Shareholders Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

(d)                                 Schedule I hereto sets forth a true, accurate and complete list of the shares of capital stock (on a Fully-Diluted Basis) held by each Shareholder as of the date hereof and the percentage of the total capital stock of the Company held by such Shareholder (determined on a Fully-Diluted Basis).

3.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH SHAREHOLDER

Each of the Shareholders severally (but not jointly) represents and warrants to, and covenants and agrees with, the Company and Guardian that:

(a)                                  Such Shareholder has full legal right, power and authority to enter into this Shareholders Agreement and to perform such Shareholder’s obligations hereunder without the need for the consent of any other Person.

(b)                                 This Shareholders Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Shareholder enforceable against such Shareholder in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

(c)                                  Such Shareholder is the record and beneficial owner of the Securities set forth opposite such Shareholder’s name on Schedule 1, free and clear from any purchase, sale or other right or restriction of any third party, other than as provided in this Shareholders Agreement.

(d)                                 Except as set forth in this Shareholders Agreement, such Shareholder (i) has not granted or entered into, and will not grant or enter into, any proxy, and (ii) has not entered into or agreed to be bound by, and will not enter into or agree to be bound by, (A) any voting trust or other voting arrangement with respect to the Securities, or (B) any stockholders agreements or arrangements of any kind with any Person with respect to the Securities on terms which conflict with or violate any provision of this Shareholders Agreement, including but not limited to, agreements or arrangements with respect to the acquisition, disposition, Transfer or voting of Securities inconsistent with this Shareholders Agreement.

(e)                                  The execution, delivery and performance of this Shareholders Agreement by such Shareholder does not and will not conflict with, violate or cause a breach of any document, agreement, contract or instrument to which such Shareholder is a party or any judgment, order or decree to which such Shareholder is subject.

(f)                                    If such Shareholder is at any time a married individual, then the spouse of such Shareholder, acting with legal capacity to do so, will execute and deliver to the Company a Spousal Consent.

4.                                       STOCK DIVIDENDS, SPLITS, RECLASSIFICATIONS, MERGERS, ETC.

Each Shareholder acknowledges and agrees that Securities issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Securities to purchase Securities on a proportionate basis, will be treated for all purposes in the same manner as, and be subject to the same options and have the same rights and limitations on Transfer as, the Securities which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase stock on a proportionate basis were granted. In the event of a merger of or exchange involving the Company where this Shareholders Agreement does not terminate, partnership units, membership units, shares of common stock or similar equity interests (and/or securities convertible into such units, shares or similar equity interests) which are issued in exchange for Securities will thereafter be deemed to be Securities subject to the terms of this Shareholders Agreement.

5.                                       BOARD REPRESENTATION

5.1.                              Boards of Directors.

(a)                                  Election of Director of the Company. At all times, and from time to time, from and after the date of this Shareholders Agreement and during which Guardian (or any of its Affiliates) shall hold at least 50% of the outstanding principal amount of the Notes (or following conversion of all of the Notes, at least 50% of the total outstanding shares of Common Stock issued upon conversion of the Notes), each of the Company and the Shareholders hereby agrees to take all actions necessary to call, or cause the Company, and the appropriate officers and directors of the Company to call, an annual meeting (and, when circumstances so require, a special meeting) of shareholders of the Company and to vote all shares of Voting Stock then owned by them, directly or indirectly, at any such meeting and at any other annual or special meeting of shareholders in favor of, or take by written consent in lieu of any such meeting all actions as may be necessary to cause, the election as a member of the Board of Directors of the

Company of one individual designated by Guardian, which individual shall be elected to such Board of Directors commencing on or before the date fifteen (15) days after Guardian sends written notice to the Company of its intent to designate an individual for election to such Board of Directors.

Guardian may rescind its designation and redesignate another individual at any time by delivering a written notice to the Company setting forth any such recission and identifying the other individual chosen by Guardian to fill such position on such Board of Directors (or its election to leave such position vacant); promptly upon receipt of such notice, the Shareholders shall cause such prior designee to be removed as a director and such subsequent designee to be elected as a director of the Company.

If any director designated by Guardian shall for whatever reason resign or be removed as a director of the Company, Guardian may submit the name of a new individual to hold such directorship and the Shareholders shall promptly vote for such individual to fill such vacancy.

The rights conferred in this Section 5.1(a) are personal to Guardian (and any of its Affiliates) and shall not pass to any other holder of Purchaser Securities including any transferees or assignees of Guardian (other than an Affiliate of Guardian).

(b)                                 Size of Board of Directors. Each of the Company and the Shareholders agrees not to cause or permit the certificate of incorporation or the by-laws of the Company to be amended, or to authorize any resolution of the Company’s Board of Directors, so as to increase the number of directors which make up such Board of Directors to a number greater than 7 (seven). The Company, Guardian and the Shareholders agree to cause at least one meeting of the Board of Directors of the Company to be held during each fiscal quarter of the Company.

(c)                                  Power of Attorney. Each of the Company and the Shareholders grants to Guardian its proxy, in respect of the election of the director of the Company designated by Guardian, to vote all shares of Voting Stock held by the Company and the Shareholders in favor of the nominee selected by Guardian, and hereby names Guardian as its duly appointed agent and attorney in fact for purposes of effectuating its agreements pursuant to this Section 5. +Each of the Company and the Shareholders acknowledges that this proxy, agency and attorney in fact are coupled with an interest and have been given in consideration of the other agreements of Guardian. Each of the Company and the Shareholders agrees that this proxy, agency and attorney in fact are irrevocable.

(d)                                 Director & Officer Liability Insurance. At any time that a representative of Guardian has been elected a member of the Board of Directors in accordance with Section 5.1(a), the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such representative with such deductibles and policy limits as shall be reasonably acceptable to Guardian.

5.2.                              Remedies.

The Company and the Shareholders agree that the remedies of Guardian at law in respect of any breach by any of the Shareholders or the Company of their respective obligations pursuant to this Section 5 would be inadequate and that, upon any finding by any court of competent jurisdiction that any of the Shareholders or the Company has breached any such obligation, Guardian shall be entitled to, and the Company and the Shareholders agree that they will not contest, upon any such finding of any such breach, the award of specific performance and injunctive relief in favor of Guardian and compelling the Company and the Shareholders to comply with such obligations.

6.             TAG-ALONG RIGHTS IN RESPECT OF SALE OF STOCK

6.1.          Right to Transfer Proportionate Number of Shares.

If McMorrow proposes, at any time or from time to time, to Transfer any Securities to any Person (including the Company) (the “Proposed Buyer”) in a transaction or in a series of related transactions which would result in McMorrow owning less than 40% of the Common Stock of the Company (determined on a Fully-Diluted Basis) after giving effect to such Transfer (any such transaction or series of transactions, a “Tag-Along Sale”), then, as part of such transaction or series of transactions, Guardian shall have the right (but not the obligation) to Transfer a Proportionate Amount of Common Stock then held by Guardian (including any shares of Common Stock issuable upon conversion of the Notes to the extent the Notes have not then been converted) at the same price and on the same terms and conditions, and to the same purchaser or purchasers (in the case of a private sale) or to the public (in the case of a public sale), in accordance with this Section 6.

For purposes of this Section. 6, the “Proportionate Amount” which Guardian shall be entitled to sell with respect to any Tag-Along Sale shall be equal to the product (calculated as of the date of such proposed Tag-Along Sale) of:

(a)           the total number of shares represented by or underlying the Securities proposed to be sold in such Tag-Along Sale by McMorrow, multiplied by

(b)           the quotient of:

(i)            the aggregate number of shares of Common Stock owned by Guardian immediately prior to such Tag-Along Sale, on a Fully-Diluted Basis (including any shares of Common Stock issuable upon conversion of the Notes), divided by

(ii)           the aggregate number of shares of Common Stock owned by McMorrow and Guardian immediately prior to such Tag-Along Sale, on a Fully- Diluted Basis (including any shares of Common Stock issuable upon conversion of the Notes).

Notwithstanding anything herein to the contrary, the number of shares of Common Stock permitted to be sold by McMorrow hereunder is equal to (x) the number of shares of Common Stock specified in clause (a) above minus (y) the aggregate number of shares of Common Stock to be sold in such transaction by Guardian pursuant to this Section 6.

6.2.          Notice of Proposed Tag-Along Sale.

If McMorrow intends to Transfer any Securities in a Tag-Along Sale, then McMorrow shall provide written notice to Guardian of such intention not less than thirty (30) days prior to the closing of such proposed Tag-Along Sale. Such written notice (the “Notice of Sale”) shall state (i) the date upon which such proposed Tag-Along Sale is scheduled to close, ‘(ii) the name and address of the Proposed Buyer, (iii) the proposed amount of consideration and the terms and conditions offered by such Proposed Buyer (and, if the proposed consideration is not all cash, the Tag-Along Notice shall describe the terms of the proposed consideration), and (iv) that the Proposed Buyer has been informed of the rights and obligations provided for in this Section 6 and has agreed to purchase Securities in accordance with the terms of this Shareholders Agreement. A complete and accurate copy of the Proposed Buyer’s offer to purchase the Securities from McMorrow shall be attached to any such Notice of Sale.

6.3.          Election by Guardian.

Upon receipt of a Notice of Sale, Guardian shall have twenty (20) days to deliver written notice of its election to participate in such Tag-Along Sale and the number of shares of Common Stock (including any shares of Common Stock issuable upon conversion of the Notes) which Guardian is electing to Transfer, which number shall not exceed Guardian’s Proportionate Amount. If Guardian delivers such notice within said twenty (20) day period, then it shall sell the shares of Common Stock specified therein upon the same terms and conditions as are applicable to the sale by McMorrow and, to the extent necessary for such sale, shall convert the Notes into Common Stock prior to the consummation thereof. If such notice is not received from Guardian within the twenty (20) day period specified above, McMorrow shall have the right to Transfer the Securities to the Proposed Buyer without any participation by Guardian, but only (i) on the terms and conditions stated in the Notice of Sale and (ii) if the sale of such Common Stock is consummated not later than sixty (60) days after the end of such twenty (20) day period.

6.4.          Expense of Tag-Along Sale.

All expenses and costs incurred by any Shareholder in connection with any Tag-Along Sale, including, without limitation, the fees and expenses of any legal counsel retained by such Shareholder in connection with such Tag-Along Sale, shall be borne by such Shareholder individually.

6.5.          Transactions Exempt from Tag-Along Rights.

Notwithstanding anything to the contrary contained in this Section 6, neither (a) a Transfer which constitutes a Permitted Transfer, nor (b) a sale pursuant to an effective registration statement under the Securities Act, shall be deemed a sale subject to the rights and restrictions contained in this Section 6.

7.             MISCELLANEOUS

7.1.          Notices.

All communications hereunder shall be in writing, shall be delivered by nationwide ‘overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

(a)           if to the Company, at:

Kennedy-Wilson, Inc.

9601 Wilshire Boulevard, Suite 220

Beverly Hills, California 90210

Attention: Chairman and Chief Executive Officer

with a copy to:

Kent Y. Mouton, Esq.

Kulik, Gottesman, Mouton & Siegel, LLP

15303 Ventura Boulevard, Suite 1400

Sherman Oaks, California 91403

Facsimile: (310) 557-0224

or such other address as the Company shall designate to Guardian and the Shareholders in writing; and

(b)           if to Guardian or to any other Shareholder, at the address set forth opposite such Person’s name on Schedule 1 attached hereto or, if applicable, the Joinder Agreement executed by such Person pursuant to Section 7,5 hereof, or such other address as such Person shall designate to the Company and each other party to this Shareholders Agreement in writing.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the facsimile machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

The Company, upon the written request of any holder of Securities, will promptly supply such holder with a list of the names and addresses of each party hereto at such time.

7.2.          Counterparts.

This Shareholders Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.3.          Amendments.

Any amendment to this Shareholders Agreement shall be in writing and shall require the written consent of (i) the Company, (ii) Guardian and (iii) if materially adverse to the interests of a particular Shareholder or group of Shareholders (other than Guardian), of that Shareholder or the holders of a majority of the Common Stock, on a Fully-Diluted Basis, at the time held by that group, as the case may be.

7.4.          Termination.

From and after the date that a Shareholder ceases to own any Securities (including any shares of Common Stock issuable upon conversion of the Notes), such Shareholder will no longer be deemed to be a Shareholder for purposes of this Shareholders Agreement and all rights and obligations such Shareholder may have under this Shareholders Agreement will terminate.

7.5.          Effectiveness of Transfers; Additional Shareholders.

Any Person who is not a party to this Shareholders Agreement and who acquires Securities from a Shareholder shall, on or before the Transfer of such Securities, execute and deliver to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A (and, if the transferee is a married individual, cause the transferee’s spouse to execute and deliver to the Company a Spousal Consent). No Securities shall be Transferred on the Company’s books and records, and no Transfer of Securities shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Shareholders Agreement, and the Company is hereby authorized by all of the Shareholders to enter appropriate stop transfer notations on its transfer records to give effect to this Shareholders Agreement. The Company shall not issue Securities to any Person that has not executed such a Joinder Agreement (and, if such Person is a married individual, has not caused such Person’s spouse to execute and deliver a Spousal Consent).

7.6.          Descriptive Headings.

Descriptive headings of the several sections of this Shareholders Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

7.7.          Severability.

The fact that any given provision of this Shareholders Agreement is found to be unenforceable, void or voidable under the laws of any jurisdiction shall not affect the validity of the remaining provisions of this Shareholders Agreement in such jurisdiction, and shall not affect the enforceability of the entire Shareholders Agreement under the laws of any other jurisdiction.

7.8.          Governing Law.

This Shareholders Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

7.9.          Successors and Assigns.

Except as expressly set forth in Section 5 hereof, all covenants and other agreements contained in this Shareholders Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

7.10.        Waiver of Jury Trial.

The parties hereto hereby waive trial by jury in any action brought on or with respect to this Shareholders Agreement, the Notes or any other document executed in connection herewith or therewith.

7.11.        Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules and Exhibits attached to this Shareholders Agreement shall be deemed to be a part hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed and delivered, all as of the date and year first above written.

KENNEDY-WILSON, INC.

By:	/s/ Freeman Lyle
Name:	FREEMAN LYLE
Title:	Executive Vice President, CFO

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas G. Sorell
Name:	THOMAS G. SORRELL
Title:	Executive Vice President and Chief Investment Officer

OTHER SHAREHOLDERS

/s/ William J. McMorrow
WILLIAM J. MCMORROW

/s/ Mary Ricks
MARY RICKS

/s/ Lyle Freeman
LYLE FREEMAN

SCHEDULE 1

SCHEDULE OF HOLDERS

Name and Address	Securities Held

William J. McMorrow

c/o Kennedy-Wilson, Inc.

9601 Wilshire Boulevard

Suite 220

Beverly Hills, California 90210

Mary Ricks

c/o Kennedy-Wilson, Inc.

9601 Wilshire Boulevard

Suite 220

Beverly Hills, California 90210

Freeman Lyle

c/o Kennedy-Wilson, Inc.

9601 Wilshire Boulevard

Suite 220

Beverly Hills, California 90210

The Guardian Life Insurance Company of America

7 Hanover Square

New York, New York 10004-2616

EXHIBIT A

[FORM OF JOINDER AGREEMENT]

[Letterhead of Transferee]

FORM OF JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Shareholders Agreement (the “Shareholders Agreement”) dated as of November 3, 2008 and as may be amended from time to time by and among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), and the other parties named therein. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Shareholders Agreement. The undersigned acknowledges and agrees that (a) the Securities Transferred to the undersigned shall continue to be subject to the Shareholders Agreement, (b) as to such Securities the undersigned shall be bound by the restrictions of the Shareholders Agreement and shall take such other actions and execute such other documents as the Company reasonably requests, and (c) for all purposes of the Shareholders Agreement, the undersigned shall be included within the term “Shareholders.” The address and facsimile number to which notices may be sent to the undersigned are as follows:

Name:
Address:

Facsimile No:

Date:	[Signature Block to be provided]

EXHIBIT B

FORM OF SPOUSAL CONSENT

I acknowledge that I have read the foregoing Shareholders Agreement and that I know its contents. I acknowledge and agree that capitalized terms used and not defined in this spousal consent shall have the meanings ascribed to such terms in the Shareholders Agreement. I am aware that by the provisions of the Shareholders Agreement, my spouse agrees, among other things, to the imposition of certain restrictions on the Transfer of Securities, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Shareholders Agreement, and agree that I will bequeath any interest which I may have in said Securities or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Shareholders Agreement. I direct that any residuary clause in my will not be deemed to apply to my community interest (if any) in such Securities except to the extent consistent with the provisions of the Shareholders Agreement.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any Securities or any interest therein through property settlement agreement or otherwise, (a) I will receive and hold said Securities subject to all the provisions and restrictions contained in the Shareholders Agreement, and (b) I hereby irrevocably constitute and appoint my spouse, as true and lawful attorney and proxy (the “Proxy”) of my Securities with full power of substitution, to vote (at any annual or special meeting or by written consent) such Securities which I would be entitled to vote as a Shareholder, together with any and all Securities issued in replacement or in respect of such Securities by dividend, distribution, stock split, reorganization, recapitalization or otherwise.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this spousal consent.

Date:

Name of Spouse:

Name of Shareholder: